Exhibit 99.1

OTCQB AND TSXV: CWRK

NEWS RELEASE

CURRENCYWORKS INC. ANNOUNCES LISTING ON CANADIAN SECURITIES EXCHANGE

Los Angeles, CA, April 23, 2021 – CurrencyWorks Inc. (TSXV and OTCQB: CWRK) (the “Company”) announces that the Canadian Securities Exchange (the “CSE”) has approved the listing of the Company’s shares of common stock (the “Shares”) on the CSE (the “CSE Listing”) and expects that its Shares will commence trading on the CSE at market open on April 28, 2021 under the symbol “CWRK” and will continue to trade in Canadian dollars. In connection with the CSE Listing, the Company expects to delist its Shares from the TSX Venture Exchange at the close of the market on April 27, 2021.

About CurrencyWorks

CurrencyWorks Inc. (TSX: CWRK and OTCQB: CWRK) is a publicly traded company which builds and operates FinTech Platforms as a Service for digital currencies, security tokens and digital assets.

For more information on CurrencyWorks, please visit us at: www.currencyworks.io. For additional investor info visit www.currencyworks.io or www.sedar.com and www.sec.gov searching CWRK.

On behalf of the Board of Directors of the Company.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Media Contact

CurrencyWorks Inc.

Arian L. Hopkins

Communications, CurrencyWorks Inc.

arian@currencyworks.io

Phone: 424-570-9446 ext. 2

Investor Inquiries

Phone: 424-570-9446 ext. 8

ir@currencyworks.io

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.